EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2024 Full Year and Fourth Quarter

Jacksonville, FL, December 19, 2024 /Accesswire/ – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal year and fourth quarter ended September 30, 2024. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2024 Full Year and Q4 Highlights

•	Consolidated revenues for the fourth quarter and fiscal year ended September 30, 2024 were $28.3 million and $116.5 million, down 17% and 24%, respectively, over the comparable fiscal 2023 periods. The decrease in consolidated revenues was mainly attributable to a decline in demand for the Company’s services resulting in fewer job orders stemming from lay-offs and hiring freezes put in place by companies due to the continuation of macroeconomic weaknesses and uncertainty including the possibility of a recession, and persistent inflation. These conditions have negatively impacted the number of job orders received and, coupled with the “great stay”, limited the number of qualified candidates available to fill orders for placements across all of our lines of business.

•	Contract staffing services revenues for the fourth quarter and fiscal year ended September 30, 2024 were $25.0 million and $104.3 million, down 19% and 22%, respectively, over the comparable fiscal 2023 periods. Industrial contract services revenues for the fourth quarter and fiscal year ended September 30, 2024 were $2.2 million and $9.5 million, down 27% and 27%, respectively, over the comparable fiscal 2023 periods. These year-over-year declines were mainly due to a decrease in orders from clients attributable primarily to higher interest rates and economic uncertainty. Our industrial staffing markets in Ohio, as well as office clerical markets in various locations, continue to be affected by workforce volatility and challenges, resulting in more competition for orders and temporary labor to fill orders.

•	Direct hire placement revenues for the fourth quarter and fiscal year ended September 30, 2024 were $3.4 million and $12.2 million, respectively, as compared with $3.6 million and $19.4 million for the comparable fiscal 2023 periods. Direct hire placement opportunities are highly cyclical, tending to rise during the midpoint and latter stages of an economic recovery and lead the decline in hiring during the initial phase of an economic slowdown and possible recession. Similar contract and direct hire services performance challenges as those experienced by the Company are also being experienced in the broader U.S. staffing industry.

•	Gross profits and gross margins were $9.5 million, and 33.7%, and $37.6 million, and 32.3%, for the fourth quarter and fiscal year ended September 30, 2024, respectively, as compared with $11.6 million, and 33.9%, and $52.9 million, and 34.7%, respectively, for the comparable fiscal 2023 periods. The substantial portion of the decline in fiscal 2024, compared with fiscal 2023, is mainly due to the corresponding declines in the volume and mix of direct hire placement revenues, which has 100% gross margin, and lower numbers of job orders and tight labor market conditions on the contract services side, resulting in more competitive conditions and downward pressure on bill rates and spreads, accordingly.

•	Selling, general and administrative expenses (“SG&A”) for the fourth quarter and fiscal year ended September 30, 2024, were $10.7 million and $41.5 million, down 5% and 13%, respectively, over the comparable fiscal 2023 periods. SG&A for the fourth quarter and fiscal year ended September 30, 2024, as a percentage of revenues, were 37.9% and 35.7%, respectively, as compared to 33.0% and 31.2% for the comparable fiscal 2023 periods. The increase in SG&A expenses as a percentage of revenues during the fiscal 2024 periods was primarily attributable to the declines in revenues in relation to the level of fixed SG&A expenses, including fixed personnel-related expenses, occupancy costs, job boards and applicant tracking systems, and to the presence of certain non-cash and/or non-operational and other expenses described below.

•	SG&A includes certain non-cash costs and expenses incurred related to acquisition, integration and restructuring and other non-recurring activities, such as certain corporate legal and general expenses associated with capital markets activities that either are not directly associated with core business operations or have been eliminated on a going forward basis. These costs were $1.1 million and $0.8 million for fiscal 2024 and 2023, respectively, and include mainly expenses associated with former closed and consolidated locations, legal expenses related to other than routine matters, and personnel costs associated with eliminated positions.

•	Net income (loss) for the fourth quarter and fiscal year ended September 30, 2024 was $(2.3) million, or $(0.02) per diluted share, and $(24.1) million, or $(0.22) per diluted share, respectively, as compared with net income of $0.2 million, or $0.00 per diluted share, and $9.4 million, or $0.08 per diluted share for the fourth quarter and fiscal year ended September 30, 2023, respectively. These decreases are primarily the result of the non-cash impairment charges during fiscal 2024, a substantial increase in net income during fiscal 2023 as the result of the reduction of the deferred tax assets valuation allowance previously recognized, and decreases in revenues and related net results for fiscal 2024, compared with fiscal 2023, and other related items as explained in the preceding paragraphs.

•	Adjusted net income (loss) (a non-GAAP financial measure) for the fourth quarter and fiscal year ended September 30, 2024, was $(2.1) million and $(7.6) million, respectively, as compared with net income of $1.1 million and $11.1 million for the comparable fiscal 2023 periods. Reconciliations of net income (loss) to non-GAAP adjusted net income (loss) are attached hereto.

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•	Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter and fiscal year ended September 30, 2024 was $(1.0) million and $(2.3) million, respectively, as compared with $1.2 million and $7.0 million, respectively, for the comparable fiscal 2023 periods. As discussed above, adverse market conditions for the staffing industry resulting in fewer job orders and lower revenue generation for the Company, wage inflation and other cost increases were the primary drivers of the declines in adjusted EBITDA during the fourth quarter and year ended September 30, 2024, compared with the comparable prior periods. Reconciliations of net income (loss) to non-GAAP adjusted EBITDA are attached hereto.

•	Free cash flow (a non-GAAP financial measure) for the fiscal year ended September 30, 2024 was $0.1 million as compared with $5.8 million for fiscal 2023. Reconciliations of cash flow from operating activities to non-GAAP free cash flow are attached hereto.

•	As of September 30, 2024, cash balance of $20.8 million, borrowing availability under GEE Group’s bank ABL credit facility was $8.1 million which remains undrawn and net working capital of $26.1 million. Current ratio of 3.8, shareholders’ equity of $84.2 million, and zero long term debt.

•	Net book value per share and net tangible book value per share were $0.77 and $0.34, respectively, as of September 30, 2024. The non-cash impairment charges incurred during fiscal 2024 were the main drivers of the decline in the Company’s net book value since September 30, 2023, however, had no effect on the Company’s cash position, tangible assets, net working capital or net tangible book value.

GEE Group Inc. will hold an investor webcast/conference call on Friday, December 20, 2024 at 11a.m. EST to review and discuss the fourth quarter and fiscal year ended September 30, 2024 results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1701647&tp_key=8c20ca0818

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The uncertain macroeconomic environment has been challenging and has impacted client demand for the Company’s services. The use of contingent labor and volume of full-time hires has lessened as businesses have taken a more guarded approach to initiating new projects and backfilling open roles. These conditions began in the second half of 2023 and continued into 2024 and have negatively impacted the number of job orders received by the Company. In addition, the “great stay”, a phrase coined to describe workers not changing jobs frequently, has reduced the number of qualified candidates available to fill open orders for placements across substantially all of our lines of business. These conditions have impacted the U.S. Staffing Industry, as a whole, which has generally experienced large declines in overall volume and less than robust financial performance in all of the various verticals. We are cautiously optimistic about the outlook for 2025 and beyond. The demand environment is expected to gradually improve. Thus, we are taking actions to prudently manage our Company so that we are fully prepared for an eventual recovery. At the same time, we are closely monitoring business activity and continue to tightly manage costs. We are continually evaluating GEE’s expenses and are exploring various options to further streamline our business and reduce costs. The Company has dedicated, highly skilled and very motivated employees who strive to provide world class service to our clients. They are the best in the business at delivering human resources solutions to meet our customers’ needs.”

Mr. Dewan added, “The Company has a strong balance sheet with a current ratio of 3.8 and substantial liquidity resources, both in cash and borrowing capacity. GEE Group’s strategy includes making prudent investments to fuel both organic and acquisition growth. We will deploy GEE Group's capital judiciously, with the primary objective of maximizing shareholder value.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2024 Fiscal Full Year and Fourth Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP adjusted net income (loss) is defined as net income (loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss). Non-GAAP free cash flow is defined as cash flows from operating activities, less capital expenditures.

Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net income (loss) to non-GAAP adjusted net income (loss), net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three Month Periods Ended September 30,
(In thousands)
	2024	2023
Net income (loss)	$(2,253)	$230
Non-cash stock compensation	128	188
Other income	(33)	-
Severance agreements	49	-
Acquisition, integration & restructuring	30	708
Other losses (gains)	(20)	-
Net tax effect (25.1%)	(39)	(225)
Non-GAAP adjusted net income (loss)	$(2,138)	$1,126

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Twelve Month Periods Ended September 30,
(In thousands)
	2024	2023
Net income (loss)	$(24,102)	$9,418
Non-cash stock compensation	587	864
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Other income	(100)	-
Severance agreements	358	-
Acquisition, integration & restructuring	762	838
Other losses (gains)	(14)	-
Net tax effect (25.1%)	(5,544)	(427)
Non-GAAP adjusted net income (loss)	$(7,559)	$11,120

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended September 30,
(In thousands)
	2024	2023
Net income (loss)	$(2,253)	$230
Interest expense	69	71
Interest income	(174)	(180)
Income taxes	906	(628)
Depreciation	66	88
Amortization	204	720
Other income	(33)	-
Non-GAAP EBITDA	(1,215)	301
Non-cash stock compensation	128	188
Severance agreements	49	-
Acquisition, integration & restructuring	30	708
Other losses (gains)	(20)	-
Non-GAAP adjusted EBITDA	$(1,028)	$1,197

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Twelve Month Periods Ended September 30,
(In thousands)
	2024	2023
Net income (loss)	$(24,102)	$9,418
Interest expense	322	336
Interest income	(722)	(472)
Income taxes	(2,555)	(7,249)
Depreciation	301	383
Amortization	2,363	2,879
Other income	(100)	-
Non-cash intangible assets impairment charges	5,209	-
Non-cash goodwill impairment charges	15,285	-
Non-GAAP EBITDA	(3,999)	5,295
Non-cash stock compensation	587	864
Severance agreements	358	-
Acquisition, integration & restructuring	762	838
Other losses (gains)	(14)	-
Non-GAAP adjusted EBITDA	$(2,306)	$6,997

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Reconciliation of Net Cash provided by Operating Activities to
Non-GAAP Free Cash Flow
Twelve Month Periods Ended September 30,
(In thousands)
	2024	2023
Net cash provided by operating activities	$202	$5,890
Acquisition of property and equipment	(58)	(89)
Non-GAAP free cash flow	$144	$5,801

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except basic and diluted earnings per share)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023

NET REVENUES:
Contract staffing services	$24,960	$30,694	$104,300	$133,051
Direct hire placement services	3,386	3,571	12,183	19,392
NET REVENUES	28,346	34,265	116,483	152,443

Cost of contract services	18,798	22,653	78,837	99,571
GROSS PROFIT	9,548	11,612	37,646	52,872

Selling, general and administrative expenses	10,730	11,311	41,545	47,577
Depreciation expense	66	88	301	383
Amortization of intangible assets	204	720	2,363	2,879
Intangible assets impairment charges	-	-	5,209	-
Goodwill impairment charges	-	-	15,285	-
INCOME (LOSS) FROM OPERATIONS	(1,452)	(507)	(27,057)	2,033
Interest expense	(69)	(71)	(322)	(336)
Interest income	174	180	722	472
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,347)	(398)	(26,657)	2,169
Provision for income tax benefit	(906)	628	2,555	7,249
NET INCOME (LOSS)	$(2,253)	$230	$(24,102)	$9,418

BASIC EARNINGS (LOSS) PER SHARE	$(0.02)	$0.00	$(0.22)	$0.08
DILUTED EARNINGS (LOSS) PER SHARE	$(0.02)	$0.00	$(0.22)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	109,106	112,935	109,139	114,021
DILUTED	109,106	113,423	109,139	114,715

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash	$20,828	$22,471
Accounts receivable, less allowances ($568 and $562, respectively)	13,747	18,451
Prepaid expenses and other current assets	825	847
Total current assets	35,400	41,769
Property and equipment, net	559	846
Goodwill	46,008	61,293
Intangible assets, net	834	8,406
Deferred tax assets, net	9,495	7,064
Right-of-use assets	3,252	3,637
Other long-term assets	353	596
TOTAL ASSETS	$95,901	$123,611

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,987	$2,762
Accrued compensation	5,223	5,464
Current operating lease liabilities	1,195	1,475
Other current liabilities	916	1,778
Total current liabilities	9,321	11,479
Noncurrent operating lease liabilities	2,287	2,470
Other long-term liabilities	82	361
Total liabilities	11,690	14,310

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 109,413 shares outstanding at September 30, 2024, and 114,900 shares issued and 111,488 shares
outstanding at September 30, 2023	113,129	112,915
Accumulated deficit	(25,732)	(1,630)
Treasury stock; at cost - 5,487 shares at September 30, 2024 and 3,412 shares at September 30, 2023	(3,186)	(1,984)
Total shareholders' equity	84,211	109,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$95,901	$123,611

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include without limitation information relating to our intended share repurchases, the amount and timing of share repurchases, the possibility that the share repurchase program may be discontinued or suspended, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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